PLACEMENT AGENCY AGREEMENT

December 23, 2010

WestPark Capital, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA  90067

Ladies and Gentlemen:

Feigeda Electronic Technology, Inc. a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of that certain form of Subscription Agreement in the form attached hereto as Exhibit A between the Company and certain Investors (the “Purchase Agreement”), as described in that Private Placement Memorandum dated December 23, 2010 (the “PPM”) and further to a Share Exchange Agreement dated December 6, 2010, a copy of which is attached hereto as Exhibit B (the “Share Exchange Agreement”), to issue and sell a minimum of $500,000 and up to an aggregate of $4,454,455 in shares (the “Shares”) of its Common Stock, $0.0001 par value per share (the “Common Stock” or the “Securities”), directly to the Investors (the “Offering”). The Company previously engaged WestPark Capital, Inc. (“WestPark”), as the Company’s exclusive placement agent (in such capacity, the “Placement Agent”) in connection with the Offering, pursuant to that certain Engagement Letter between WestPark and the Company dated March 13, 2010 and accepted and agreed by the Company on March 18, 2010 (the “Engagement Letter”), attached hereto as Exhibit C.  The Purchase Agreement, PPM and Share Exchange Agreement are together the “Transaction Documents”. Capitalized Terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The Company hereby confirms and clarifies its agreement with the Placement Agent as follows:

Section 1.             Placement Agent Services, Compensation and Expenses.

(a)           The Company acknowledges that WestPark has acted pursuant to the Engagement Letter as the Company’s exclusive placement agent in connection with the issuance and sale by the Company of the Securities in a private offering pursuant to Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the terms of the Offering are subject to market conditions and negotiations between the Company and the Investors.

(b)           The Company confirms that as compensation for services rendered in connection with the Offering, and provided that the Securities are sold to Investors in the Offering, at each Closing (as defined in the Purchase Agreement) of the Offering, the Company shall pay to the Placement Agent (i) a cash fee equal to 10% of the gross proceeds received from the sale of the Securities sold at such Closing and (ii) a non-accountable expense allowance cash fee equal to 4% of the gross proceeds received from the sale of the Securities at such Closing.  Additionally, upon the initial Closing, the Company shall pay to the Placement Agent cash fee equal to $14,100 as a success fee for services provided in connection with the Share Exchange Agreement.

(c)           The Company acknowledges and agrees that the Placement Agent itself has made no commitment to purchase any of the Securities, and the Placement Agent acknowledges and agrees that it shall have no authority to bind the Company regarding a sale and issuance of the Securities.  The Company acknowledges that any advice given by the Placement Agent or its representatives to the Company is solely for the benefit and use of the Company, the Board of Directors of the Company (the “Board”) and the management of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(d)           Whether or not the sale to the Investors of the Securities on the Closing Date is consummated, the Company agrees to reimburse all costs, fees and expenses incurred by the Placement Agent in connection with the Offering, including attorneys’ fees and expenses and costs related to travel and meetings with the Investors and potential investors.

(e)           The “Term” of the Placement Agent’s exclusive engagement is defined in and governed by the Engagement Letter, including the rights and obligations of the parties hereto if the Offering is not consummated as contemplated hereby or within the Term.

Section 2.             Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date of the Offering, as follows:

(a)           Transaction Documents.  The representations and warranties made by the Company in the Purchase Agreement qualified as to materiality are true and correct as of the date made and shall be true and correct at all times prior to and on each Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in the Purchase Agreement not qualified as to materiality are true and correct in all material respects as of the date made and shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall perform in all material respects all obligations and covenants required to be performed by it pursuant to the Purchase Agreement on or prior to each Closing Date.  The Placement Agent shall be made party to the Registration Rights Agreement contemplated by the Purchase Agreement.

(b)           Authorization; Enforceability.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)           UDF Account.  At the initial Closing, the Company will deposit a minimum of US$1,000,000 (one million dollars) in a U.S. Dollar account to fund payment of professional fees related to the Company’s obligations as a U.S. public company.

(d)           Use of Proceeds.  The Company will not use any proceeds of the Offering for (i) investment in other companies, (ii) establishment of new business ventures either within the Company’s existing operations or outside them, or (iii) for any purpose not disclosed to investors in the PPM.

(e)           Lock-up Agreements. Prior to the initial Closing Date, WestPark shall have received (a) executed lock-up agreements in the form attached hereto as Exhibit D from the shareholders of SRKP 20, Inc., (b) executed lock-up agreements in the form attached hereto as Exhibit E from each of the Company’s shareholder(s) and/or designees, and (c) an executed lock-up agreement in the form attached hereto as Exhibit F from the Company.

(f)           SEC Filings.  The Company will file a Notice of Sale of Securities Pursuant to Regulation D Section 4(6), and/or Uniform Limited Offering Exemption (“Form D”) with the Securities and Exchange Commission within 15 days of Closing Date.  Once filed, the Company will provide a copy of the Form D as filed to WestPark.  Filing the Form D is the responsibility of the Company and failure to do so will result in a material breach of this Agreement.

(g)          Chief Financial Officer.  The Company shall select and hire a Chief Financial Officer from a list of candidates provided by WestPark to the Company within 60 days of the Initial Closing Date.

(h)          Consultant.  The Company shall select and hire a consultant for a period of 12 months from the final Closing Date from a list of candidates provided by WestPark to the Company within 60 days of the Initial Closing Date whose functions shall consist of:

(1)           Coordination of the Company’s Sarbanes-Oxley Act of 2002 (“SOX”) compliance function, including but not limited to, internal control compliance under Section 404 of SOX.

(2)           Coordination of the Company’s interaction within legal and accounting professionals including ensuring prompt payment by the Company to and prompt responses by the Company to information requests from such professionals; and

(3)           Coordination with WestPark to ensure compliance by the Company to the terms and conditions of this Agreement and those of the Engagement Letter.

Section 3.             Indemnification and Contribution.

The Company and the Placement Agent hereby affirm their agreement set forth in Section 14 of the Engagement Letter, and Appendix 1 to the Engagement Letter as referenced therein, regarding the Placement Agent’s rights to indemnification and contribution from the Company in connection with the Offering, provided, however, that nothing in this Section 3 or in the documentation incorporated by reference shall reduce or vitiate the Placement Agent’s rights to indemnification pursuant to the terms and conditions of the Registration Rights Agreement.

Section 4.             Representations, Warranties and Covenants of the Placement Agent

The Placement Agent hereby represents, warrants and covenants to the Company as of the date hereof, and as of the Closing Date of the Offering, as follows:

(a)           Regulation D Compliance.  The Placement Agent has not engaged in any activity that constitutes general solicitation or general advertising in connection with the Offering.

(b)           Other Compliance.  The Placement Agent has complied and will comply with Regulation M, applicable FINRA rules and regulations and any other rules and regulations setting forth restrictions on the dissemination of research reports and the activities of analysts in connection with this Offering, and is a member in good standing with FINRA and any applicable state licensing authorities.

(c)           No Unauthorized Distribution of Materials.  The Placement Agent has not distributed and will not distribute any offering material in connection with the Offering and sale of the Securities other than copies of the Company’s SEC Filings and the Transaction Documents or as otherwise instructed by the Company.

Section 5.             Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, including its officers and directors, and of the Placement Agent set forth in or made pursuant to this Agreement, including, but not limited to the indemnity and contribution agreements contained in Section 3 above, will remain in full force and effect, regardless of (i) any investigation made by or on behalf of any Placement Agent or any person controlling such Placement Agent, the Company, its directors or officers or any persons controlling the Company; and (ii) any termination of this Agreement.  A successor to any Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Sections 1 and 3 above.

Section 6.             Notices.

All communications to the parties hereto hereunder shall be in writing and shall be mailed, hand delivered or sent by facsimile, with confirmation of receipt by the intended recipient confirmed as follows:

If to the Placement Agent:

WestPark Capital, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA  90067
Facsimile:  (310) 843-9304
Attention:  Managing Director

With a copy to (which shall not constitute notice):

Stubbs Alderton & Markiles LLP
15260 Ventura Blvd., 20th Fl
Sherman Oaks, CA 91403
Facsimile:  (818) 444-6313
Attention:  Scott Galer, Esq.

If to the Company:

Quastisky Building
P.O. Box 4389
Road Town Tortola
British Virgin Islands
Attention:  _________________________
Facsimile:__________________________

With a copy to (which shall not constitute notice):

K&L Gates LLP
10100 Santa Monica Boulevard,
Seventh Floor
Los Angeles, California 90067
Facsimile:  (310) 552-5001
Attention:  Thomas J. Poletti, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 7.             Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of their respective employees, officers and directors and controlling persons, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  Neither the Company nor the Placement Agent shall be entitled to assign their rights, or delegate their responsibilities, hereunder without the prior written consent of the other party hereto.

Section 8.             Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 9.             Governing Law Provisions.

(a)           Governing Law.  This agreement shall be governed by and construed in accordance with the internal laws of the state of California applicable to agreements made and to be performed in such state.

(b)           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in Los Angeles County, California, or the courts of the State of California in each case located in Los Angeles County (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.           General Provisions.

This Agreement and the Engagement Letter, as each is informed by the further agreements referenced therein, together constitute the entire agreement of the Placement Agent and the Company with respect to the Offering, and supersede all prior or contemporaneous written or oral agreements, understandings and negotiations with respect to the subject matter hereof.  For clarity, it is the parties’ intent that this Agreement supplements and amends the Engagement Letter solely to the extent set forth herein; if a provision of this Agreement and the Engagement Letter are contradictory, this Agreement shall control.

This Agreement may be executed in two or more counterparts (including via facsimile or by emailed document in PDF format), each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[The remainder of this page has been intentionally left blank. Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

FEIGEDA ELECTRONIC TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Wu Zuxi
Name: Wu Zuxi
Title: CEO

The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

WESTPARK CAPITAL, INC.

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: CEO

EXHIBIT A

PURCHASE AGREEMENT

EXHIBIT B

SHARE EXCHANGE AGREEMENT

EXHIBIT C

ENGAGEMENT LETTER

Shenzhen Feigeda Electronics Co. Ltd.
Page 2
March 13, 2010

Placements to raise up to $30,000,000 (Thirty Million Dollars) of capital through transactions (the "Financings") involving the issuance the Securities. It is anticipated that the Company will raise capital according to the following financing schedule (the "Schedule"):

Stage	Amount	Timing
Private Placement	Up to $5,000,000*	Closing concurrent with RTO
Underwritten Offering **	$10,000,000 to $25,000,000	Closing ASAP after RTO

* *More money may be raised at the Company's discretion.*
** *Governed by separate FIRM COMMITMENT Letter of Intent.*

2. **Term.** The term of this WRASP Agreement shall be for a period of one (1) year from the date of execution hereof (the "Effective Date") or upon the completion of the completion of the PIPE Financing as referenced in the Schedule, whichever occurs later. This WRASP Agreement will automatically renew on a month-to-month basis unless cancelled. For any transaction that is in process at the time of termination, the Company agrees to pay WestPark all of the cash fee compensation in this WRASP Agreement agreed upon herein earned by WestPark up to the point the transaction closes. This WRASP Agreement may be cancelled by either party after the initial six months with a 30 day written notice.

3. **Company and WestPark Responsibilities.** The Company represents and warrants to WestPark that, to the best of its knowledge, any and all information provided in connection with any transaction that may be initiated under the terms and conditions of this WRASP Agreement, in a form including but not limited to a business plan, private placement memorandum, correspondence and collateral material, whether it is for or to anyone connected with the WRASP or distributed to outside parties, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   The Company agrees and acknowledges that any and all due diligence conducted by WestPark is for the sole benefit and use by WestPark and will not and can not be relied on by any other person or entity and all prospective investors will conduct their own due diligence prior to participating in the transaction.

   The Company represents that it will achieve U.S. GAAP net income of no less than US$1,500,000 (One Million Five Hundred Thousand Dollars) for the three months ending March 31, 2010, and US$6,100,000 (Six Million One Hundred Thousand Dollars) for the fiscal year ending December 31, 2010, as the terms herein are based upon the Company achieving these financial results. In the event the Company does not achieve the target results the equity portion for the shell will be adjusted upwards on the same proportion basis that net income fell below the agreed upon target.

   The Company agrees to refer any and all investors, lenders and/or any other interested person or entity to which it has or will come in contact to WestPark and WestPark will present, discuss and negotiate with said contact.

Initials: ____ ____

Shenzhen Feigeda Electronics Co. Ltd.
Page 3
March 13, 2010

4. **Fees.** The Company will pay to WestPark a financial advisory fee of USD $100,000, as consideration for the services related to the RTO described herein:

I. ***Cash – RTO Transaction***

(a) Upon receipt of this Engagement, WestPark shall be paid the sum of $10,000 (Ten Thousand Dollars), which will serve as a retainer. In addition, upon the Company's execution of a Share Exchange Agreement, the Company shall pay to WestPark $55,000 (Fifty Five Thousand Dollars).

(b) Concurrent with the closing of the RTO Transaction and Private Placement financing (each such event a "Closing" and all such events together the "Closings"), WestPark will be paid a cash fee of $135,000 (One Hundred Thirty-Five Thousand Dollars). An escrow, trust or similar third party agent will be used for the closing of the RTO Transaction and the Private Placement to which WestPark shall be a party; all consideration due WestPark shall be paid directly to WestPark.

II. ***Warrants – RTO Transaction***

Five (5) year warrants (the "Warrants") for the purchase of an equity interest of the Company equal to 2.0% (Two Percent) of the outstanding shares of the surviving company based upon the number of shares outstanding the day after the Closing of the RTO Transaction and Private Placement Transaction. The shares underlying the Warrants will have standard piggyback rights and a cashless exercise provision. These Warrants shall be exercisable at the per share price of securities sold in this Private Placement.

The Company will pay to WestPark the following fees as consideration for the services related to the Private Placement described herein:

III. ***Cash – Private Placement***

Concurrent with each closing under the Private Placement (each such event a "Closing" and all such events together the "Closings"), WestPark will be paid a fee of 8.0% (Eight Percent) of up to $35,000,000 (Thirty Five Million Dollars) as set forth in the Schedule. An escrow, trust or similar third party agent will be used for each closing to which WestPark shall be a party. All consideration due WestPark shall be paid to WestPark directly from the proceeds at each Closing.

IV. ***Warrants – Private Placement***

Five (5) year warrants (the "Warrants") for the purchase of an equity interest of the Company equal to 9.0% (Nine Percent) of the securities subject to the Private Placement Transaction, including but not limited to securities issued, to be issued through exercise of a convertible instrument and/or exercisable warrants. These Warrants shall be exercisable at the per share price of securities sold in this Private Placement and shall contain price anti-dilution provisions. The shares

Initials: ______ ______

Shenzhen Feigeda Electronics Co. Ltd.
Page 4
March 13, 2010

underlying the Warrants will have standard demand registration and piggyback rights and a cashless exercise provision.

5. **Consulting Agreement.** After the closing of the Private Placement, the Company will retain WestPark as its consultant, to assist the Company with its efforts to act as the Company's Investment Banker and to assist and/or advise the Company in its financial strategy for a period of six (6) months. The Company will compensate WestPark $4,000 (Six Thousand Dollars) per month, in advance, payable on or before the first day of each month.

   All forms of compensation set forth in this WRASP Agreement are due and payable to WestPark with respect to any completed transaction by and between the Company and any person or entity and their affiliates having previously met with, spoken to and/or introduced by WestPark for the period from the execution date of this WRASP Agreement through the end of the 24th month following the termination date of this WRASP Agreement, after giving effect to any and all extensions to this WRASP Agreement.

   All consideration payable to WestPark pursuant to the terms and conditions of this WRASP Agreement, are due and payable on or before its respective due date. WestPark, as an accommodation may present the Company with an invoice for such amounts due, however payment is not subject to the receipt of an invoice. This WRASP Agreement shall serve as the Company's documentation for payment processing and remittances.

6. **Expenses.** The Company is responsible for all costs related to the WRASP, which may include but is not limited to the Company's legal fees, printing and reproduction costs, accounting and other professional services, Blue Sky registration fees, road show and travel related expense (any road show and travel related expenses must be approved by the Company) and miscellaneous out-of-pocket expenses incurred in connection with this engagement. Specifically, the Company is responsible for all legal fees and expenses related to listing on the AMEX as well as those of filing a registration statement, which includes WestPark's legal expenses for review of the Private Placement Memorandum and other related services. The Company will pay the cost of one diligence trip to the Company's facilities in China; such trip will be for two individuals traveling business class to and from China. Any expenses incurred by WestPark on behalf of the Company, related to this engagement will be invoiced and due upon receipt. Approved expenses (by the Company) not paid by the Company due WestPark will be deducted from the proceeds of a Close. In general, all the expenses are pre-approved by the Company or are incurred as a result of engagements entered into by the Company.

7. **Conflict of Interest.** The Company intends to become public by merging with a newly created shell (the "Blank Check Shell") that is controlled by certain affiliates of WestPark Capital. The Company has been made aware that Richard Rappaport indirectly owns 100% of WestPark Capital, Inc., and both he and his minor children are substantial shareholders of the Blank Check Shell. Additionally, Dr. Debbie Schwartzberg, a substantial shareholder of the Blank Check Shell, is a note holder in the parent company of WestPark Capital, Inc. The terms of her note entitle her to a portion of the net profits of WestPark Capital, Inc. In addition, certain principals and employees of WestPark Capital, Inc. and its affiliates may hold direct or indirect shareholder interests in the Blank Check Shell. As a consequence of the foregoing, conflicts of interest may exist

Initials: _____ _____

Shenzhen Feigeda Electronics Co. Ltd.
Page 5
March 13, 2010

between the Company and WestPark Capital, Inc. in its role as the Company's financial adviser with respect to this transaction. By executing this agreement, the Company hereby waives the aforementioned conflicts.

8. **Approval of Professionals.** WestPark and the Company will mutually agree upon the retention of all professionals related to the WRASP (Private Placement, RTO Transaction, and Firm Commitment Underwriting) including but not limited to Company counsel, Company accountants, and Investor Relations firm(s).

9. **Exclusive Agency.** WestPark is hereby engaged as the Company's exclusive agent respecting all investment banking services that may be required by the Company related to this reverse merger transaction. WestPark will make its best efforts to assist the Company to achieve its goals as envisioned in this WRASP Agreement.

10. **Interim Financing.** The Company agrees that if, during the period from the Closing of the RTO Transaction and the listing of its stock for trading (Section 1), the Company raises additional capital by means of any issuance of equity, convertible debt or other convertible securities, WestPark shall be entitled to receive a fee of five percent (5.0%) of the gross proceeds of such financing, which amount shall be paid directly from the proceeds at the closing.

11. **Future Investment Banking Roles.** The Company agrees that if, during the period of its engagement hereunder or at any time within 12 months following the closing of a reverse merger transaction, the Company determines to raise additional capital by means of a public offering or private placement of equity, debt or convertible securities, WestPark shall have the right to act as the lead underwriter or placement agent with respect to such financing. Any decision by WestPark to act in such capacity will be documented in a separate agreement or amendment hereto, which would include, among other things, customary fees, indemnification of WestPark, the terms of any such financing, conditions precedent including due diligence, and current conditions, as well as customary representations and warranties.

    During the term of this WRASP Agreement or at any time within 12 months following the closing of a reverse merger transaction, if the Company or any of its affiliates proposes (i) to dispose of an interest in any material assets or businesses of the Company (including sale or merger of the Company), or (ii) to acquire or purchase any material interest or investment in any other company or business, WestPark shall have the right, at its option, to act as exclusive financial advisor with respect to such transaction. Any decision by WestPark to act as exclusive financial advisor with respect to such proposed disposition or acquisition transaction will be documented in a separate agreement or amendment hereto, which would include, among other things, the terms of any such transaction, provisions for customary fees for transactions of similar size and nature, indemnification of WestPark, conditions precedent including due diligence, and customary representations and warranties.

Initials: _____ _____

Shenzhen Feigeda Electronics Co. Ltd.
Page 7
March 13, 2010

WestPark, in writing, any new facts as they may arise that may adversely affect the Financing; This indemnification shall survive any termination of this WRASP Agreement.

15. **Conditions of Performance by the Investment Banker.** Notwithstanding anything to the contrary set forth hereinabove, the performance of the obligations of WestPark as provided in this WRASP Agreement is specifically subject to and conditioned upon the completion of in-depth investigative procedures, with satisfactory reports of the Company, its directors and officers as well as the Company's operations and general performance (also referred to as "due diligence" procedures). WestPark will determine, in its sole discretion, the determination and interpretation of any and all information provided as a result of said investigative procedures.

16. **Successors.** This WRASP Agreement is binding upon the parties hereto and their respective permissible assigns, successors, heirs and personal representatives, and shall inure to their benefit.

17. **Assignment.** Neither this WRASP Agreement nor any right pursuant hereto nor interest herein shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except as expressly permitted herein.

18. **Governing Law and Jurisdiction.** This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California applicable to Agreements to be entered into and entirely performed in such State, and subject to the exclusive jurisdiction of state and federal courts located in the County of Los Angeles, California.

19. **Costs and Attorneys' Fees.** Any claim or controversy arising out of or relating to this WRASP Agreement, or the interpretation thereof, or any issue as to whether or not this WRASP Agreement is subject to arbitration, shall be settled by arbitration and shall be conducted in Los Angeles, California. Judgment based upon decision of the arbitrators may be entered in any court having jurisdiction hereof. Both parties agree to accept telephonic testimony in lieu of personal appearances. The prevailing party shall be entitled to recovery of costs, fees (including attorneys' fees) and taxes paid or incurred in obtaining the award. Further, any costs, fees or taxes incurred in enforcing the award shall be fully assessed against and paid by the party against whom the reward is to be enforced. Both parties agree to limit their respective testimony during the arbitration session to three hours each.

20. **Waiver and Amendment.** No waiver, amendment or modification of any provision of this WRASP Agreement shall be effective unless consent by both parties in writing. No failure or delay by either party in exercising any rights, power or remedy under this WRASP Agreement shall operate as a waiver of such right, power or remedy. Any terms and/or conditions of this WRASP Agreement may be waived at any time, pursuant to this section, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.

21. **Severability.** If any term, provision, covenant or restriction of this WRASP Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated,

Initials: _____ _____

Shenzhen Feigeda Electronics Co. Ltd.
Page 9
March 13, 2010

Please confirm your understanding and acceptance of this Agreement by faxing, or electronically returning, an executed copy of this Agreement to our offices by March 19, 2010 and then mailing one original executed copy of this Agreement to our office at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067. Should we fail to receive the faxed and/or electronically communicated acknowledgement within the time period set forth above, the offer of Engagement contained in this letter shall automatically terminate, time being of the essence herein.

Very truly yours,

WESTPARK CAPITAL, INC.

R. Rappaport

By: Richard Rappaport
Its: Chief Executive Officer

Accepted and agreed to this ______ day of ___________, 2010, Los Angeles, California.

SHENZHEN FEIGEDA ELECTRONICS CO. LTD.

2010.3.18

By: Zuxi Wu
Its: Chairman

Initials: _____ _____

EXHIBIT D

FORM OF LOCK-UP AGREEMENT FOR SHELL STOCKHOLDERS
______________, 2011

Feigeda Electronic Technology, Inc.
Quastisky Building
P.O. Box 4389
Road Town Tortola
British Virgin Islands

WestPark Capital, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

The undersigned is a security holder of Feigeda Electronic Technology, Inc. (formerly known as SRKP 20, Inc. and referred to herein as the “Company”) and hereby delivers this Lock-Up Agreement to the Company.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Share Exchange Agreement dated December 6, 2010 (the “Share Exchange Agreement”) by and among the Company; Immense Fortune Holdings Limited, a British Virgin Islands corporation (“Immense Fortune”), Legend Media Holdings HK Limited, a Hong Kong corporation and a wholly-owned subsidiary of Immense Fortune (“Legend”), and Feigeda Electronic (SZ) Co., Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Legend, and Finest Day Limited, a British Virgin Islands corporation and sole shareholder of Immense Fortune.

The undersigned recognizes that following the closing of the transactions contemplated by the Share Exchange Agreement and as a condition to the Placement Agency Agreement dated December __, 2010 by and among the Company, Immense Fortune and WestPark and the transactions contemplated therein, it is in the best financial interests of the Company and of the undersigned, as a stockholder of the Company, that the securities of the Company held by the undersigned be subject to certain restrictions and hereby agrees as follows:

Other than as set forth below, the undersigned shall not: (a) sell, assign, exchange, transfer, pledge, distribute or otherwise dispose of (i) any shares of the Company’s Common Stock held by the undersigned or (ii) any interest (including, without limitation, an option to buy or sell) in any such shares of the Company’s Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction in respect to any such shares of the Company’s Common Stock held by the undersigned or any interest therein, the intent or effect of which is the effective economic disposition of such shares (including, but not limited to, engaging in put, call, short-sale, straddle or similar market transactions) (the foregoing restrictions are referred to herein as the “Lock-Up Restrictions”).

If the aggregate dollar amount of shares sold in the underwritten public offering, including the dollar amount of shares sold in any over-allotment options exercised in connection therewith (the “Public Offering”), that the Company intends to conduct in connection with its application for listing or quotation of the Company's Common Stock on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board (the “Listing”) is in an amount that is equal to or greater than $5,000,000, the Lock-up Restrictions shall be released in full on the date that is six (6) months from the date of such Listing (the “Listing Date”).

If the aggregate dollar amount of shares sold by the Company in the Public Offering is less than $5,000,000, one-tenth (1/10) of the shares of the Company’s Common Stock held as of the date hereof by the undersigned shall be released from the Lock-Up Restrictions on the date that is ninety (90) days after the Listing Date (the “Initial Release Date”), and the undersigned’s shares will automatically be released from the Lock-Up Restrictions every thirty (30) days after the Initial Release Date on a pro rata basis over the next nine (9) months, until all of the shares are released from the Lock-Up Restrictions.

WestPark Capital, Inc., in its discretion, may release from the Lock-up Restrictions some or all the undersigned’s shares of the Company’s Common Stock earlier than the schedule set forth in this Lock-up Agreement.

The certificates evidencing the Company Common Stock held by the undersigned shall bear a legend as set forth below (the “Lock-Up Legend”) and such Lock-Up Legend shall remain during the term of this Lock-Up Agreement as set forth above:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN LOCK-UP AGREEMENT BY AND BETWEEN THE COMPANY, A DELAWARE CORPORATION, AND THE HOLDER HEREOF (THE “LOCK-UP AGREEMENT”), AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF PRIOR TO THAT CERTAIN TIME PERIOD DETAILED IN THE LOCK-UP AGREEMENT. UPON SATISFACTION OF THE REQUIREMENTS SET FORTH THEREIN, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) UPON THE EXPIRATION OF THE TIME PERIOD SPECIFIED IN THE LOCK-UP AGREEMENT.  A COPY OF THE LOCK-UP AGREEMENT IS AVAILABLE FOR REVIEW AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement as of the date first written above.

Printed Name of Holder

Signature: ___________________________________

Date: _______________________________________

Amount of Shares: __________________________

EXHIBIT E

FORM OF LOCK-UP AGREEMENT FOR COMPANY SHAREHOLDER(S) AND DESIGNEES

___________, 2010

WESTPARK CAPITAL, INC.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

Dear Ladies and Gentlemen:

The undersigned is a security holder of Feigeda Electronic Technology, Inc. (formerly known as SRKP 20, Inc. and referred to herein as the “Company”) and hereby delivers this Lock-Up Agreement to the Company.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Share Exchange Agreement dated December 6, 2010 (the “Share Exchange Agreement”) by and among the Company; Immense Fortune Holdings Limited, a British Virgin Islands corporation (“Immense Fortune”), Legend Media Holdings HK Limited, a Hong Kong corporation and a wholly-owned subsidiary of Immense Fortune (“Legend”), and Feigeda Electronic (SZ) Co., Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Legend, and Finest Day Limited, a British Virgin Islands corporation and sole shareholder of Immense Fortune.

The undersigned recognizes that following the closing of the transactions contemplated by the Share Exchange Agreement and as a condition to the Placement Agency Agreement dated December __, 2010 by and among the Company, Immense Fortune and WestPark (“Placement Agency Agreement”) and the transactions contemplated therein, it is in the best financial interests of the Company and of the undersigned, as a stockholder of the Company that the securities of the Company held by the undersigned be subject to certain restrictions and hereby agrees as follows:

As a condition to the Placement Agency Agreement, and in recognition of the benefit that the Placement Agency Agreement and the offering to be conducted thereunder will confer upon the Company and the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each of the recipients identified above, joint and severally, for the benefit of the Company and you, that the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of WestPark Capital, Inc., directly or indirectly, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date of listing or quotation of the Company's Common Stock on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board (the “Listing Date”) and continuing to and including the date twenty-four (24) months after the Listing Date; provided, however, that, if the undersigned is an individual, the undersigned may, without the prior written consent of WestPark Capital, Inc., (i) transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by bona fide gifts, will or intestacy to members of the undersigned’s immediate family or to trusts exclusively for the benefit of members of the undersigned’s immediate family, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to WestPark Capital, Inc., pursuant to which such transferee agrees to receive and hold such shares subject to the provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof, and (ii) exercise options held in the undersigned's name to purchase shares of Common Stock provided that, any securities obtained upon the exercise of such option will be held subject to the provisions hereof and that there shall be no further transfer of any such securities except in accordance with the provisions hereof.  For purposes of this paragraph, “immediate family” shall mean the undersigned’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption).

The undersigned confirms that he, she or it understands that WestPark Capital, Inc. and the Company will rely upon the representations set forth in this agreement as a condition to the Placement Agency Agreement.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock except in compliance with this agreement.  This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

Sincerely,

Signature

Name

Title

EXHIBIT F

FORM OF LOCK-UP AGREEMENT FOR COMPANY

December __, 2010

WESTPARK CAPITAL, INC.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

Dear Ladies and Gentlemen:

The undersigned, SRKP 20, Inc., a Delaware corporation (referred to herein as the “Company”), hereby delivers this Lock-Up Agreement to WestPark Capital, Inc. (“WestPark” or “you”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Placement Agency Agreement dated December __, 2010 (the “Placement Agency Agreement”) by and among the Company, Immense Fortune Holdings Limited, a company organized under the laws of the British Virgin Islands, and WestPark.

As a condition to the Placement Agency Agreement, and in recognition of the benefit that the Offering will confer upon the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably covenants and agrees that except as expressly contemplated by the Share Exchange and the Offering, it will not, directly or indirectly, (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), other than repurchases at cost or without cost pursuant to the terms of the Company’s option and restricted stock purchase agreements, in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the Company on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date of listing or quotation of the Company's Common Stock on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board (the “Listing Date”) and continuing to and including the date twenty-four (24) months after the Listing Date, without the prior written consent of WestPark; provided, however, that the Company may, without the prior written consent of WestPark, issue equity awards to employees of the Company pursuant to equity incentive plans approved by the board of directors and shareholders of the Company (provided that such grants do not exceed 7% of the outstanding shares, which includes the issuance of the shares issued in connection with the Offering).

The Company confirms that it understands that WestPark Capital, Inc. will rely upon the representations set forth in this agreement as a condition to the Placement Agency Agreement.  This agreement shall be binding on the undersigned and its successors, heirs, personal representatives and assigns.

Sincerely,

SRKP 20, INC.,
a Delaware corporation

By:
Name: Richard Rappaport
Title: President

RATIFIED, ACCEPTED & AGREED:

FEIGEDA ELECTRONIC TECHNOLOGY, INC.,
a Delaware corporation

By:
Name:
Title:
Date: December __, 2010